As filed with the Securities and Exchange Commission on February __, 2013

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Mark D. Fischer, Esq.
Senior Vice President,
General Counsel and Secretary
200 Madison Avenue
New York, New York  10016
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PVH CORP.

2006 STOCK INCENTIVE PLAN

(Full title of the plan)

___________

With Copy to:

Martha N. Steinman, Esq. Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 (212) 918-3000

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer □        Non-accelerated filer □        Smaller reporting company □
(do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share:
- Outstanding options under the Warnaco Plans (1)	443,346	$114.61	$50,811,885	$6,930.74 (5)
- All other awards under the Warnaco Plans (2)	136,677	$120.43	$16,460,011	$2,245.15 (6)
- To be issued in the future (3)	862,917	$120.43	$103,921,094	$14,174.84(6)
TOTAL	1,442,940			$23,350.72 (7)

1.
Represents shares of PVH Corp. (“PVH”) common stock to be issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among PVH, Wand Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PVH, and The Warnaco Group, Inc., a Delaware corporation (“Warnaco”), pursuant to which Wand Acquisition Corp. will merge with and into Warnaco (the “Merger”).  These shares underlie current outstanding option awards issued by Warnaco under (i) The Warnaco Group, Inc. 2003 Stock Incentive Plan, effective May 28, 2003 (the “2003 Warnaco Plan”) and (ii) The Warnaco Group, Inc. 2005 Stock Incentive Plan, as amended and restated effective May 23, 2009 (the “2005 Warnaco Plan” and, together with the 2003 Warnaco Plan, the “Warnaco Plans”) and assumed by PVH in connection with the Merger.

2.
Represents shares of PVH common stock to be issued pursuant to the Merger Agreement. These shares underlie certain outstanding restricted stock awards, restricted stock units, performance shares and performance shares units awarded under the 2005 Warnaco Plan and assumed by PVH in connection with the Merger.

3.
PVH assumed in the Merger the 1,412,534 shares of Warnaco stock representing the authorized but unissued share reserve under the 2005 Warnaco Plan previously approved by Warnaco stockholders. After applying the Stock Award Exchange Ratio (as defined in the Merger Agreement), these shares represent 862,917 shares of PVH common stock that may be granted to former employees of Warnaco who remain employed by PVH and/or any of its affiliates, including Warnaco, following the Merger.

4.
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

5.
Determined on the basis of the weighted average exercise price of $114.61 per share for the 443,346 shares issuable upon exercise of currently outstanding options, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

6.
Determined on the basis of the average of the high and low sale price of PVH common stock as reported in the consolidated reporting system on February 12, 2013 of $120.43 for the 136,677 shares referenced in footnote 2 and the 862,917 shares referenced in footnote 3, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

7.
Pursuant to Rule 457(p) under the Securities Act, the Registrant paid a registration fee which included $8,666.79 to register the 580,023 shares of PVH Common Stock to be issued under the Warnaco Plans in connection with the Form S-4 filed on December 4, 2012 (SEC File No. 333-185251) which are included herein. Accordingly, the fee for this Registration Statement is offset by that amount and the remaining fee of $14,683.93 is paid herewith.

[Missing Graphic Reference]

EXPLANATORY NOTE

PVH Corp. (the “Registrant” or “PVH”) filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8, Registration No. 333-143921, on June 20, 2007 (the “2007 Registration Statement”) pursuant to which it registered 3,991,167 shares of its Common Stock, par value $1.00 per share (the “Common Stock”), to be offered and sold under its 2006 Stock Incentive Plan (the “2006 Plan”).  Pursuant to the 2006 Plan, any shares of Common Stock that were available under a Prior Plan (as defined below) as of the date of its approval by the Registrant’s stockholders or thereafter become available under a Prior Plan because of expirations, cancellations and terminations of outstanding options without exercise, are to be assigned to, and made available for issuance under, the 2006 Plan.  Accordingly, the shares registered pursuant to the 2007 Registration Statement included 991,167 shares of Common Stock that were previously available for grant (i.e., not subject to outstanding awards) under the Registrant’s 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan (collectively, the “Prior Plans”) as of June 13, 2006 and shares of Common Stock underlying grants under the Prior Plans that were outstanding on June 13, 2006 but which expired, were terminated or were cancelled between June 13, 2006 and June 18, 2007.  (Such 991,167 shares had been previously registered under Registration Statements on Form S-8 (Registration Nos. 333-109000, 333-29765 and 333-41068) relating to the offer and sale of shares of Common Stock issuable under the Prior Plans and were subject to Post-Effective Amendments thereto filed on June 20, 2007 deregistering such shares thereunder.)

The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-151966, on June 26, 2008 (the “2008 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 11,387 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 13, 2006 that were forfeited between June 19, 2007 and June 18, 2008 and, in accordance with the terms of the 2006 Plan, were assigned to and made available for grant under the 2006 Plan.  (Such 11,387 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issuable under Registrant’s 2003 Stock Option Plan and were subject to a Post-Effective Amendment thereto filed on June 26, 2008 deregistering such shares thereunder.)

The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-160382, on July 1, 2009 (the “2009 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 4,472,397 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented 4,400,000 shares of Common Stock that were added to the 2006 Plan as of April 30, 2009 by vote of the Registrant’s stockholders and 72,397 shares of Common Stock described in the following sentence.  The 72,397 shares represented 1,700 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 70,697 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 18, 2008 that expired or were cancelled or forfeited between June 19, 2008 and June 25, 2009 and, in accordance with the terms of the 2006 Plan, were assigned to and made available for grant under the 2006 Plan.  (Such 72,397 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-41068, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2000 Stock Option Plan, and Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issuable under Registrant’s 2003 Stock Option Plan, and were subject to Post-Effective Amendments thereto filed on July 1, 2009 deregistering such shares thereunder.)

The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-175240, on June 30, 2011 (the “2011 Registration Statement”), pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 15,648 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented 584 shares of Common Stock underlying grants under the 1997 Stock Option Plan, 2,563 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 12,501 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 18, 2008 that expired or were cancelled or forfeited between June 26, 2009 and June 26, 2011 and, in accordance with the terms of the 2006 Plan, are to be assigned to and made available for grant under the 2006 Plan.  (Such 15,648 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-29765, relating to the offer and sale of shares of Common Stock issued under Registrant’s 1997 Stock Option Plan, Registration Statement on Form S-8, Registration No. 333-41068, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2000 Stock Option Plan, and Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issued under Registrant’s 2003 Stock Option Plan, and were subject to Post-Effective Amendments thereto filed on June 30, 2011 deregistering such shares thereunder.)

The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-183800, on September 8, 2012 (the “2012 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 4,503,050 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented 4,500,000 shares of Common Stock that were added to the 2006 Plan as of April 26, 2012 by vote of the Registrant’s stockholders and 3,050 shares of Common Stock described in the following sentence.  The 3,050 shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 26, 2011 that expired or were cancelled or forfeited between June 27, 2011 and August 31, 2012 and, in accordance with the terms of the 2006 Plan, are to be assigned to and made available for grant under the 2006 Plan.  (Such shares are being deregistered pursuant to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-109000, relating to the 2003 Stock Option Plan, which Post-Effective Amendment is being filed simultaneously with the filing of this Registration Statement.)  Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are incorporated into this Registration Statement by reference.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 1,442,940 shares of Common Stock to be offered and sold under the 2006 Plan. These shares represent shares of the PVH Common Stock to be issued pursuant to the Agreement and Plan of Merger, by and among PVH, Wand Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PVH, and The Warnaco Group, Inc., a Delaware corporation.  In particular, they include (a) 443,346 shares of PVH Common Stock to be issued underlying currently outstanding option award obligations under (i) The Warnaco Group, Inc. 2003 Stock Incentive Plan, effective May 28, 2003 and (ii) The Warnaco Group, Inc. 2005 Stock Incentive Plan as amended and restated effective May 23, 2009 (the “2005 Warnaco Plan”), (b) 136,677 shares of PVH common stock underlying certain outstanding restricted stock awards, restricted stock units, performance shares and performance shares units awarded under the 2005 Warnaco Plan and assumed by PVH in connection with the Merger and (c) 862,917 shares of PVH Common Stock reserved for future grant in substitution for shares previously available under the 2005 Warnaco Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, filed March 28, 2012 (SEC File No. 001-07572);

(b)	The Registrant’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended May 1, 2011, filed February 10, 2012 (SEC File No. 001-07572);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2012, filed June 7, 2012 (SEC File No. 001-07572);

(d)	The Registrant’s Quarterly Report on Form 10-Q/A (Amendment No. 2) for the quarter ended May 1, 2011, filed June 19, 2012 (SEC File No. 001-07572);

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 29, 2012, filed September 6, 2012 (SEC File No. 001-07572);

(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2012, filed November 28, 2012 (SEC File No. 001-07572);

(g)	The Registrant’s Current Report on Form 8-K, filed February 3, 2012 (SEC File No. 001-07572);

(h)	The Registrant’s Current Report on Form 8-K, filed February 14, 2012 (SEC File No. 001-07572);

(i)	The Registrant’s Current Report on Form 8-K, filed June 25, 2012 (SEC File No. 001-07572);

(j)	The Registrant’s Current Report on Form 8-K, filed November 2, 2012 (SEC File No. 001-07572);

(k)	The Registrant’s Current Report on Form 8-K, filed November 13, 2012 (SEC File No. 001-07572);

(l)	The Registrant’s Current Report on Form 8-K, filed December 6, 2012 (SEC File No. 001-07572);

(m)	The Registrant’s Current Report on Form 8-K, filed December 7, 2012 (SEC File No. 001-07572);

(n)	The Registrant’s Current Report on Form 8-K, filed December 20, 2012 (SEC File No. 001-07572);

(o)
The information in respect of the Registrant’s Common Stock under the caption “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 33-46770) filed on March 27, 1992.

All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PVH Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of February, 2013.

PVH CORP.

By:              /s/ Emanuel Chirico
            Emanuel Chirico
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the [●]th day of February, 2013.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Operating & Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Juan R. Figuereo
Juan R. Figuereo	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Fred Gehring
Fred Gehring	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ Helen McCluskey
Helen McCluskey	Director
/s/ V. James Marino
V. James Marino	Director
/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.